Exhibit 99.1

Inphi Corporation Delivers Record Revenue and EPS in Q3 2019

Strong Year-Over-Year Growth Driven by Both Cloud and Telecom

SANTA CLARA, Calif., Oct. 29, 2019 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its third quarter ended September 30, 2019.

GAAP Results

Revenue in the third quarter of 2019 was a record $94.2 million on a U.S. generally accepted accounting principles (GAAP) basis, up 20.8% year-over-year, compared with $78.0 million in the third quarter of 2018. The increase was due to higher demand for long haul, metro and datacenter products.

Gross margin under GAAP in the third quarter of 2019 was 57.8%, compared with 55.7% in the third quarter of 2018. The increase was mainly due to product and revenue mix.

GAAP operating loss in the third quarter of 2019 was $10.9 million or (11.6%) of revenue, compared to GAAP operating loss in the third quarter of 2018 of $16.0 million or (20.6%) of revenue. The decrease in operating loss was mainly due to higher gross profit, partially offset by higher operating expenses.

GAAP net loss for the third quarter of 2019 was $16.2 million or ($0.36) per diluted common share, compared with $22.7 million or ($0.52) per diluted common share in the third quarter of 2018.

Inphi reports gross profit, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross profit, operating expenses, operating income, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the third quarter of 2019 was 70.2%, compared with 69.4% in the third quarter of 2018. The increase was due to a change in product and revenue mix.

Non-GAAP operating income in the third quarter of 2019 was $21.4 million, compared with non-GAAP operating income of $13.5 million in the third quarter of 2018. The increase is primarily due to higher gross profit, partially offset by higher operating expenses.

Non-GAAP net income in the third quarter of 2019 was $21.5 million, or $0.45 per diluted common share. This compares with non-GAAP net income of $13.7 million, or $0.30 per diluted common share in the third quarter of 2018.

“We are very pleased to have exceeded the high-end of our revenue and EPS guidance in Q3, delivering record results driven by strength in both Cloud and Telecom,” said Ford Tamer, President and CEO of Inphi Corporation. “The 50% year-on-year non-GAAP EPS growth in Q3, based on 21% year-on-year revenue growth, demonstrates the leverage in our operating model as we execute on our customer growth strategy.”

Nine Months 2019 Results

Revenue in the nine months ended September 30, 2019 was $262.7 million, compared with $208.0 million in the nine months ended September 30, 2018. GAAP net loss in the nine months ended September 30, 2019 was $59.5 million, or ($1.32) per diluted common share, on approximately 45.1 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $74.1 million, or ($1.70) per diluted common share, on approximately 43.5 million diluted weighted average common shares outstanding in the nine months ended September 30, 2018.

Non-GAAP net income in the nine months ended September 30, 2019 was $53.5 million, or $1.14 per diluted common share, on approximately 47.1 million non-GAAP diluted weighted average common shares outstanding. This compares with non-GAAP net income of $18.3 million in the nine months ended September 30, 2018, or $0.41 per diluted common share, on approximately 44.8 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the fourth quarter of 2019. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and non-GAAP outlook is included at the end of this press release.

●	Revenue in Q4 2019 is expected to be in the range of $97.8 million to $101.8 million.
●	GAAP gross margin is expected to be approximately 57.5% to 59.0%.
●	Non-GAAP gross margin is expected to be approximately 69.5% to 70.5%.
●	Stock-based compensation expense is expected to be in the range of $20.0 million to $21.0 million.
●	GAAP net loss is expected to be in range between $15.6 million to $21.4 million, or ($0.34) to ($0.47) per basic share, based on 45.8 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $19.3 million to $24.2 million, or $0.40 to $0.50 per weighted average diluted share, based on 48.8 million estimated non-GAAP weighted average diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss the third quarter 2019 results.

The call can be accessed by dialing (765) 507-2591, participant passcode: 5069408. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at https://inphi.com/investors/ for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data -- fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2019, including with respect to the fourth quarter of 2019, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities, success of our growth strategy, and increase in market share, increasing demand in Q4, growth inside data centers, success of new product introductions, customer relationships and design wins and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$94,231	$78,009	$262,739	$207,959
Cost of revenue	39,749	34,547	111,517	92,340
Gross profit	54,482	43,462	151,222	115,619
Operating expenses:
Research and development	44,895	41,558	133,999	127,300
Sales and marketing	12,311	10,819	35,344	32,472
General and administrative	8,165	7,134	22,478	21,767
Total operating expenses	65,371	59,511	191,821	181,539
Loss from operations	(10,889)	(16,049)	(40,599)	(65,920)
Interest expense, net of other income	(4,672)	(6,819)	(17,652)	(16,606)
Loss from operations before income taxes	(15,561)	(22,868)	(58,251)	(82,526)
Provision (benefit) for income taxes	619	(203)	1,252	(8,406)
Net loss	$(16,180)	$(22,665)	$(59,503)	$(74,120)

Earnings per share:
Basic	$(0.36)	$(0.52)	$(1.32)	$(1.70)
Diluted	$(0.36)	$(0.52)	$(1.32)	$(1.70)

Weighted-average shares used in computing earnings per share:
Basic	45,517,862	43,934,598	45,057,539	43,535,033
Diluted	45,517,862	43,934,598	45,057,539	43,535,033

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$1,953	$636	$4,432	$1,810
Research and development	10,297	9,614	30,954	27,853
Sales and marketing	4,312	3,702	11,729	10,185
General and administrative	3,316	2,788	9,482	7,661

	$19,878	$16,740	$56,597	$47,509

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$151,118	$172,018
Short-term investments in marketable securities	273,643	235,339
Accounts receivable, net	54,829	61,271
Inventories	56,715	33,052
Prepaid expenses and other current assets	7,011	9,600
Total current assets	543,316	511,280

Property and equipment, net	79,872	70,740
Goodwill	104,502	104,502
Identifiable intangible assets, net	142,165	180,447
Right of use asset, net	10,823	-
Other noncurrent assets	31,025	22,904
Total assets	$911,703	$889,873

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,568	$15,891
Accrued expenses and other current liabilities	39,326	43,120
Deferred revenue	4,390	5,432
Total current liabilities	71,284	64,443
Convertible debt	468,840	447,825
Other liabilities	23,837	10,911
Total liabilities	563,961	523,179

Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	575,456	536,157
Accumulated deficit	(229,399)	(169,896)
Accumulated other comprehensive income	1,639	389
Total stockholders’ equity	347,742	366,694
Total liabilities and stockholders’ equity	$911,703	$889,873

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, loss on claim settlements, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
GAAP gross profit to Non-GAAP gross profit
GAAP gross profit	$54,482		$43,462		$151,222		$115,619
Adjustments to GAAP gross profit:
Stock-based compensation	1,953	(a)	636	(a)	4,432	(a)	1,810	(a)
Acquisition related expenses	-		-		-		3	(b)
Amortization of inventory step-up	-		302	(c)	-		1,166	(c)
Amortization of intangibles	9,724	(d)	9,724	(d)	29,172	(d)	23,122	(d)
Depreciation on step-up values of fixed assets	(3)	(e)	(10)	(e)	(27)	(e)	(36)	(e)
Restructuring expenses	-		-		-		106	(f)
Non-GAAP gross profit	$66,156		$54,114		$184,799		$141,790

GAAP operating expenses to non-GAAP operating expenses
GAAP research and development	$44,895		$41,558		$133,999		$127,300
Adjustments to GAAP research and development:
Stock-based compensation	(10,297)	(a)	(9,614)	(a)	(30,954)	(a)	(27,853)	(a)
Acquisition related expenses	-		-		-		(607)	(b)
Depreciation on step-up values of fixed assets	(157)	(e)	(120)	(e)	(354)	(e)	(293)	(e)
Restructuring expenses	-		-		-		(885)	(f)
Non-GAAP research and development	$34,441		$31,824		$102,691		$97,662

GAAP sales and marketing	$12,311		$10,819		$35,344		$32,472
Adjustments to GAAP sales and marketing:
Stock-based compensation	(4,312)	(a)	(3,702)	(a)	(11,729)	(a)	(10,185)	(a)
Acquisition related expenses	-		-		-		(259)	(b)
Amortization of intangibles	(2,431)	(d)	(2,432)	(d)	(7,293)	(d)	(7,295)	(d)
Depreciation on step-up values of fixed assets	(2)	(e)	(19)	(e)	(7)	(e)	(60)	(e)
Restructuring expenses	-		-		-		(367)	(f)
Non-GAAP sales and marketing	$5,566		$4,666		$16,315		$14,306

GAAP general and administrative	$8,165		$7,134		$22,478		$21,767
Adjustments to GAAP general and administrative:
Stock-based compensation	(3,316)	(a)	(2,788)	(a)	(9,482)	(a)	(7,661)	(a)
Acquisition related expenses	-		-		-		(6)	(b)
Amortization of intangibles	(116)	(d)	(116)	(d)	(348)	(d)	(348)	(d)
Depreciation on step-up values of fixed assets	(5)	(e)	(16)	(e)	(14)	(e)	(50)	(e)
Restructuring expenses	-		-		-		(133)	(f)
Loss on claim settlement from ClariPhy acquisition	-		(125)	(g)	(400)	(g)	(2,250)	(g)
Non-GAAP general and administrative	$4,728		$4,089		$12,234		$11,319
Non-GAAP total operating expenses	$44,735		$40,579		$131,240		$123,287
Non-GAAP income from operations	$21,421		$13,535		$53,559		$18,503

GAAP net loss to non-GAAP net income
GAAP net loss	$(16,180)		$(22,665)		$(59,503)		$(74,120)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	19,878	(a)	16,740	(a)	56,597	(a)	47,509	(a)
Acquisition related expenses	-		-		-		875	(b)
Amortization of inventory fair value step-up	-		302	(c)	-		1,166	(c)
Amortization of intangibles related to purchase price	12,271	(d)	12,272	(d)	36,813	(d)	30,765	(d)
Depreciation on step-up values of fixed assets	161	(e)	145	(e)	348	(e)	367	(e)
Restructuring expenses	-		-		-		1,491	(f)
Loss on claim settlement from ClariPhy acquisition	-		125	(g)	400	(g)	2,250	(g)
Loss on claim settlement from Exactik disposition	-		-		296	(h)	-
Loss on retirement of certain property and equipment from acquisitions	7	(i)	66	(i)	7	(i)	66	(i)
Unrealized loss (gain) on equity investment	(2,152)	(j)	482	(j)	(2,077)	(j)	(2,374)	(j)
Accretion and amortization expense on convertible debt	7,210	(k)	6,713	(k)	21,015	(k)	19,566	(k)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	297	(l)	(494)	(l)	(403)	(l)	(9,281)	(l)
Non-GAAP net income	$21,492		$13,686		$53,493		$18,280

Shares used in computing non-GAAP basic earnings per share	45,517,862		43,934,598		45,057,539		43,535,033

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	49,912,318		45,210,493		47,920,275		44,808,725
Offsetting shares from call option	1,694,050		-		827,059		-
Shares used in computing non-GAAP diluted earnings per share	48,218,268		45,210,493		47,093,216		44,808,725

Non-GAAP earnings per share:
Basic	$0.47		$0.31		$1.19		$0.42
Diluted	$0.45		$0.30		$1.14		$0.41

GAAP gross profit as a % of revenue	57.8%		55.7%		57.6%		55.6%
Stock-based compensation	2.1%		0.8%		1.7%		0.9%
Amortization of inventory fair value step-up and intangibles	10.3%		12.9%		11.0%		11.7%
Non-GAAP gross profit as a % of revenue	70.2%		69.4%		70.3%		68.2%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisition. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the merger agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on settlement of claim from the Exactik business disposal. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the unrealized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(l)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FOURTH QUARTER 2019 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending December 31, 2019
	High	Low
Estimated GAAP net loss	$(15,600)	$(21,450)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	20,000	21,000
Amortization of intangibles	12,275	12,275
Amortization of convertible debt interest cost	7,200	7,200
Tax effect of GAAP to non-GAAP adjustments	300	300
Estimated non-GAAP net income	$24,175	$19,325

Shares used in computing estimated non-GAAP diluted earnings per share	48,830,000	48,830,000

Estimated non-GAAP diluted earnings per share	$0.50	$0.40

Revenue	$101,800	$97,800

GAAP gross profit	$60,062	$56,235
as a % of revenue	59.0%	57.5%
Adjusting items to estimated GAAP gross profit:
Stock-based compensation	2,000	2,000
Fixed assets depreciation step up	(3)	(3)
Amortization of intangibles	9,723	9,723
Estimated non-GAAP gross profit	$71,782	$67,955
as a % of revenue	70.5%	69.5%

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com

Investor Contact:

Vernon P. Essi, Jr.

408-606-6524

vessi@inphi.com